PLANGRAPHICS, INC.
                              112 East Main Street
                               Frankfort, KY 40601

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                      To be held on Tuesday, April 29, 2003


TO THE SHAREHOLDERS OF PLANGRAPHICS, INC.:

     PLEASE TAKE NOTICE that the 2003 Annual Meeting of Shareholders of PlanGraphics, Inc. ("PlanGraphics") will be held at 10:00 a.m., Eastern Time, on April 29, 2003 at our corporate offices located at 113 East Main Street, Frankfort, KY 40601, for the following purposes:

     1. To elect a board of four directors, each director to serve until the next annual meeting or until the election or qualification of his successor.
     2. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     The Board of Directors has fixed the close of business on March 31, 2003 as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting. Only shareholders of record on such date are entitled to notice of and to vote at the meeting or at any postponements or adjournments thereof. The Board of Directors of PlanGraphics is soliciting your proxy.

     This Proxy Statement, the accompanying Proxy Card, the 2002 Annual Report to Shareholders, and the Notice of Annual Meeting are first being sent to shareholders of PlanGraphics on or about April 7, 2003. A complete list of registered shareholders entitled to vote at the Annual Meeting will be available for examination during business hours by any PlanGraphics shareholder for purposes related to the Annual Meeting at our executive office located at 19039 East Plaza Drive, Suite 245, Parker, CO 80134.

     Shareholders are cordially invited to attend the meeting and the PlanGraphics product demonstration immediately following it. We encourage you to take part in the affairs of the company either in person or by executing and returning the enclosed proxy

     A copy of the 2002 Annual Report to Shareholders is enclosed.

                                     By Order of the Board of Directors


                                     By: /S/ Fred Beisser
                                     -------------------------------------------
                                     Frederick G. Beisser, Secretary
Dated: April 1, 2003


     SHAREHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING ARE URGED TO DATE AND
       SIGN THE ENCLOSED PROXY AND TO RETURN IT IN THE ENCLOSED ENVELOPE

                               PLANGRAPHICS, INC.
                                 PROXY STATEMENT

                         Annual Meeting of Shareholders
                                 April 29, 2003

                               GENERAL INFORMATION

We are providing this Proxy Statement to the shareholders of PlanGraphics, Inc. ("PlanGraphics"), a Colorado corporation, by order of its Board of Directors, in connection with the solicitation of proxies to be voted at our 2003 Annual Meeting of Shareholders. The Annual Meeting will be held at 10:00 a.m., Eastern Time, on April 29, 2003 at our corporate office located at 112 East Main Street, Frankfort, Kentucky 40601 for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Our administrative office is located at 19039 East Plaza Drive, Suite 245, Parker, Colorado, 80134 and its telephone number is 720-851-0716.

THE PlanGraphics BOARD OF DIRECTORS IS MAKING THIS SOLICITATION. We expect to send this Proxy Statement and form of proxy to shareholders on or about April 2, 2003. We are mailing this Proxy Statement in conjunction with the mailing of the Annual Report. PlanGraphics will pay for all solicitation expenses.

Purposes of the Annual Meeting:

     1. To elect a board of four directors, each to serve until the next annual meeting or until the election and qualification of his successor.

     2. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Receipt, Voting and Revocation of Proxies:

All proxies that are properly executed and received at or before the Annual Meeting will be voted at the meeting. If a shareholder specifies how the proxy is to be voted on any business to come before the meeting, it will be voted in accordance with such specification. If no specification is made, it will be voted FOR each of the four nominees for directors. If any other matters are properly brought before the meeting, all proxies will be voted in accordance with the judgment of the person or persons voting them.

Any proxy may be revoked by a shareholder by: 1) a later dated and executed proxy properly delivered to the Secretary of PlanGraphics two business days before the proxy has been voted; 2) a written notice of revocation delivered to Secretary of PlanGraphics two business days prior to the Annual Meeting; or 3) by appearing in person at the Annual Meeting and revoking the proxy before the proxy has been voted.

The Board of Directors is soliciting the enclosed proxy on behalf of PlanGraphics. The cost of preparing, assembling, mailing and soliciting proxies and other related expenses will be borne by PlanGraphics. PlanGraphics intends to request banks, brokerage houses, custodians, nominees and other fiduciaries to forward copies of these proxy materials to those persons for whom they hold shares. In addition to solicitation by mail, certain officers and employees of PlanGraphics who will receive no compensation for their services other than their regular salaries, may solicit proxies in person or by telephone.

Record Date, Shares Outstanding, Voting Rights:

Only shareholders of record at the close of business on March 31, 2003 will be entitled to vote at the meeting. As of that date there were 97,214,814 shares of common stock, no par value, issued and outstanding. Each share is entitled to one vote on all matters submitted to the shareholders. The shareholders do not have cumulative voting rights in the election of directors.

The presence at the Annual Meeting, in person or by proxy, of the holders of one-third of the shares outstanding on the record date will constitute a quorum. The affirmative vote of a plurality of votes cast at the meeting is required for the election of directors. Votes will be counted by our transfer agent, Computershare Investor Services, Inc. Abstentions and broker non-votes are included in determining the presence or absence of a quorum, but are not considered votes in favor of items of business. If your shares are held in a brokerage account, please vote on each of the proposals and submit your proxy according to your broker's procedures in a timely manner. Your vote is very important to the future of PlanGraphics.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 31, 2003, regarding beneficial ownership of PlanGraphics' common stock: (a) by each person who owns of record (or is known by PlanGraphics to own beneficially) more than 5% of the common stock or as to which he or she has the right to acquire within 60 days of March 31, 2003; (b) by each director and named executive officers of PlanGraphics; and (c) by all directors and executive officers as a group. Except as otherwise indicated, PlanGraphics believes that the beneficial owners of the common stock listed below, based upon information furnished by such owners, have sole investment and voting power with respect to the shares.

Security ownership of certain beneficial owners:

                                      Amount & Nature of
    Name of Beneficial Owner         Beneficial Ownership    Percentage of Class
    ------------------------         --------------------    -------------------

ICTS 1994 (USA), Inc.(1)                 17,142,857                 17.6%
One Rockefeller Plaza, Suite 2412
New York, NY 10020

----------
(1) According to information on Schedule 13G filed with the SEC on March 21, 2002, ICTS 1994 (USA) Inc., a corporation organized in the State of New York, holds 17,142,857 shares of our Common Stock. Based upon information in that filing, M. Albert Nissim, President, has sole voting control over the corporation.


Security ownership of management:

      Name and Address of               Amount & Nature of      Percentage of
      Beneficial Owner(1)              Beneficial Ownership         Class
      -------------------              --------------------         -----

John C. Antenucci                          8,384,024 (2)             7.9%
President, Acting CEO and Director

Frederick G. Beisser                       1,416,193 (3)             1.4%
Vice President - Finance &
Administration, Secretary and
Treasurer

Gary S. Murray                            18,438,595 (4)            15.9%
Chairman and Director                  Sole voting power only

Raymund E. O'Mara                            448,576 (5)             0.5%
Director

J. Gary Reed                               1,370,871 (6)             1.4%
Chief Operating Officer of PGI-MD

William S. Strang                          5,714,286 (6)             5.6%
Director

All Directors and Officers                35,772,545                26.9%
As a group (6 persons)

----------
(1) Unless otherwise noted, the address for the individual listed is c/o PlanGraphics, Inc., 112 East Main Street, Frankfurt, Kentucky 40601.

(2) Includes 1,943,719 shares issuable uponexercise of options, 96,000 shares issuable upon warrants and 13,000 shares owned by Mr. Antenucci's spouse, for which he is deemed to be a beneficial owner.

(3) Includes 920,293 shares issuable uponexercise of options and 16,000 shares issuable upon exercise of warrants.

(4) Consists of 7,116,246 shares of common stock held outright, 336,250 shares issuable upon exercise of options, 10,586,099 shares and warrants to purchase 405,000 shares owned by HumanVision L.L.C. Mr. Murray, as a member and managing director, is a control person of HumanVision L.L.C.

(5) Includes 40,000 shares issuable upon exercise of options and 100,000 shares issuable upon exercise of warrants.

(6) Includes 1,322,156 shares issuable upon exercise of options and warrants to purchase 4,000 shares.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

John C. Antenucci, President and a director of PlanGraphics, is a 10% partner in the organization that owns the facilities in Frankfort, Kentucky, leased by our subsidiary, PlanGraphics, Inc., a Maryland Corporation ("PGI-MD"). The annual lease cost is approximately $327,000 per year for 20,500 square feet. PGI-MD entered into the lease in 1995, prior to the acquisition by PlanGraphics. When entered into, the lease rate exceeded the fair market value for similar facilities in the area by approximately 20%. This transaction, however, was considered to be in the best interests of PGI-MD at that time by the disinterested members of its Board of Directors. During fiscal year 2002, we settled a claim by the landlord in which we made an advance payment against the lease and accrued interest in a total amount of $183,272.

Mr. Antenucci personally guaranteed an obligation of PGI-MD in connection with our acquistion of it on September 22, 1997. As consideration for such guaranty, PlanGraphics agreed to pay Mr. Antenucci 5% of the outstanding loan balance on an annual basis. PlanGraphicshas not paid all monies owed to Mr. Antenucci pursuant to this agreement and as of March 30, 2003, the outstanding balance of the debt owed Mr. Antenucci was $20,175. The agreement was considered to be in the best interests of PlanGraphicsPGI-MD at the time of the agreement by the disinterested members of its Board of Directors.

Gary S. Murray, Chairman of the Board and a director of PlanGraphics, is the principal owner and executive officer of HumanVision L.L.C. On July 1, 2001, we entered into a consulting agreement with HumanVision L.L.C. Compensation for the consulting services consisted of options to purchase common stock if certain performance goals were met by June 30, 2002. The agreement also provided for a success fee of 1.5% of the transaction value in the event of a successful merger or acquisition of stock or assets. We also entered into a services agreement with Mr. Murray on July 1, 2001 for his position as Chairman of the Board including annual base compensation of $50,000 per annum paid monthly in common stock valued at an agreed price of $0.11 per share and a grant of options to acquire 175,000 shares of common stock each year also priced at $0.11 per share. The parties executed a modification of the services agreement effective May 1, 2002 providing that base compensation paid in common stock ceased as of April 30, 2002 in order to align the agreement with the new standard compensation arrangements for our non-employee directors. Presently, both agreements expire on June 30, 2003.

On February 1, 2002, two officers of PlanGraphics, Frederick G. Beisser and John
C. Antenucci, borrowed $8,750 and $175,000, from PlanGraphics and PGI-MD, respectively. Repayment of the notes is due by February 1, 2004. The borrowed sums were used to exercise subscription rights to purchase 250,000 and 5,000,000 shares of common stock, respectively, in the rights offering that expired on the same date. The notes receivable have been recorded as a reduction to common stock. Each company's board of directors approved the loan of funds to its respective officer as being in the company's best interest because it provided greater incentives to continue employment and motivation to strive for the success of PlanGraphics so that the value of our common stock will increase. Mr. Beisser's note is collateralized by a lien in favor of PlanGraphics on his residence. Mr. Antenucci's note is collateralized by his purchased shares and our right to offset any compensation, including severance, toward payment of the note if his employment ends. Both notes bear interest at a rate equal to one fourth of one percent over the interest rate PlanGraphics receives on its money market accounts. Both officers agreed not to sell the purchased shares of stock for six months after the date of purchase. At the time of approval by the respective board of directors, the loans were in full compliance with the rules and regulations of the Securities and Exchange Commission.

On August 14, 2002, Human Vision, LLC agreed to provide a compensating balance deposit of $200,000 at BB&T to facilitate a temporary increase to our line of credit, pending our collection of certain receivables due to us from a major local government entity. Upon collection of the receivable in February 2003, we caused the compensating balance to be released back to Human Vision LLC. The arrangement also entitled Human Vision LLC to interest at the rate published in the Wall Street Journal during the period in which the compensating balance in on deposit and is secured by a lien on our accounts receivable.

                          MATTERS FOR SHAREHOLDER VOTE

                            1. ELECTION OF DIRECTORS

The Board of Directors unanimously recommends election of the following four nominees as directors of PlanGraphics: John C. Antenucci, Raymund E. O'Mara, Gary S. Murray and William S. Strang. Directors hold office until the next annual meeting of shareholders, or until their successors are elected and qualified or their earlier death, resignation or removal. The Articles of Incorporation, as amended, provide for a Board of Directors and authorizes the Board of Directors to set the number of directors that comprise the board. At present, the number of directors of PlanGraphics has been set at seven by the Board of Directors. Four incumbent members of the present Board of Directors have been nominated for re-election. The Board of Directors anticipates filling the vacancies for the remaining directorships in the near future. The election of directors requires a plurality of the votes cast at the Annual Meeting, whether in person or by proxy. If at the time of the Annual Meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

             Incumbent and Nominated Directors and Current Officers

                                                                       Director
Name                     Age     Position                               Since
----                     ---     --------                               -----

John C. Antenucci        56      Vice Chairman, President, Acting        1997
                                 Chief Executive Officer and Director

Raymund E. O'Mara        61      Director                                1997

Gary S. Murray           56      Chairman and Director                   1998

William S. Strang        46      Director                                2002

Frederick G. Beisser     60      Senior Vice President - Finance,        N/A
                                 Secretary and Treasurer

J. Gary Reed             54      Chief Operating Officer, PGI-MD         N/A


         Biographical Sketch of Directors and Named Executive Officers

John C. Antenucci is President and Chief Executive Officer of PlanGraphics and has been a director since November 3, 1997. He is the founder and has been the President of PGI-MD since 1979. He is a former president of AM/FM International (now GITA), a professional association for utility industry users of geographic information systems. He has served as a member of the National Academy of Sciences Advisory Committee on the Future of U.S. Geological Survey and in a similar capacity on the Academy's Advisory Committee for Mapping Sciences. He serves as an advisor to Ohio State University's Center for Mapping, has recently co-authored the Manual of Geospatial Science and Technology, a text book on geographic information systems, global positioning systems and remote sensing, and was editor and co-author of on an earlier textbook on geographic information systems. Mr. Antenucci holds an MS in Civil Engineering/Water Resources from Catholic University of America in Washington, D.C. and a Bachelor of Civil Engineering from the same institution.

Frederick G. Beisser joined PlanGraphics' predecessor, DCX Inc, as Chief Financial Officer in July 1990 and was promoted to Vice President - Finance and Administration, on March 28, 1997 and to Senior Vice President - Finance effective January 1, 2002. He was elected to the Board of Directors in March 1991 at which time he also became Treasurer and was subsequently appointed Secretary on October 1, 1991. Mr. Beisser's directorship ended on April 30, 2002. Mr. Beisser is a Colorado Certified Public Accountant. Prior to joining PlanGraphics he held financial management and controller positions with the U.S. Air Force in the United States and abroad. Retired with the rank of Major in 1989, he holds a Ph.D. from American International University in Canoga Park, California, an MBA from Golden Gate University in San Francisco and a BS in Business Administration from the University of Southern Colorado in Pueblo, Colorado. In addition, Mr. Beisser has a diploma from the Air War College. He is also a member of the Board of Directors of Environmental Energy Services, Inc. (formerly Wastemasters, Inc.) of El Reno, Oklahoma.

Raymund E. O'Mara has been a director of PlanGraphics since November 3, 1997. He has been a principal with Booz Allen & Hamilton, consultants, since 1996. Prior to joining Booz Allen & Hamilton, Mr. O'Mara retired from the U.S. Air Force in 1994 with the rank of Major General. From 1993 until his retirement, he was Director, Defense Mapping Agency, Bethesda, Maryland and prior to that served as Vice Commander in Chief, Atlantic Command, Norfolk Virginia for two years. Mr. O'Mara holds a Master of Arts from State University of New York at Plattsburgh, New York and a BS in Electrical Engineering from the New Jersey Institute of Technology at Newark. Mr. O'Mara is chairman of the Compensation Committee and a member of the Audit Committee.

Gary S. Murray was appointed Chairman of the Board of Directors on July 6, 1999 and has served as a director of PlanGraphics since June 26, 1998. Mr. Murray is the founder and managing member of HumanVision L.L.C., an advisory and investment firm located in Landover, Maryland. He was also co-founder and a principal of Timebridge Technologies (Lanham, Maryland), an e-commerce firm specializing in database and network services that was acquired by Dimension Data Holdings PLC in November 2000. Mr. Murray was founder, chairman and president of systems integrator Sylvest Management Systems (Lanham, Maryland) until its acquisition by Federal Data Corporation in June 1997. He holds a BBA from Howard University, Washington, D.C. Previously a Certified Public Accountant and auditor with a "Big 8" public accounting firm, Mr. Murray is a member of the Audit Committee.

J. Gary Reed is the Chief Operating Officer of PGI-MD. He was formerly a director of PlanGraphics from November 2, 1997 until April 30, 2002. Mr. Reed has been employed by PGI-MD in several capacities since 1995. Prior to joining PGI-MD, he held several executive positions during a twenty-one year career with Geonex Corporation and was named President of that corporation in 1994. Mr. Reed holds an MBA from the Keller Graduate School of Management in Chicago and a BS in Biology from Virginia Polytechnic Institute and State University in Blacksburg, Virginia.

William S. Strang, was elected to the Board of Directors on April 30, 2002. He is President of and Chief Executive Officer of NetStar1, a network integration company in Rockville, Maryland. Prior to that, he was President, North America, of Dimension Data plc, a leading global network services and e-Commerce solutions provider, from October 2000 until June 2001, and from June 1997 until October 2000 he was President & CEO of TimebridgeTechnologies, Inc. of Lanham, Maryland, a leading provider of network engineering, Oracle database consulting, and information technology integration services. Mr. Strang holds a Bachelor of Business Administration from Eastern Kentucky University. Mr. Strang is the chairman of the Audit Committee and a member of the Compensation Committee.

Other Associations

During the past five years, one principal of PlanGraphics has served as a principal of the following reporting issuer during the periods and in the capacities noted below:

Principal              Reporting Issuer        Capacity    Period
---------              ----------------        --------    ------
Frederick G. Beisser   Environmental Energy    Director    March 1999 to present
                       Services, Inc. (FKA:
                       Wastemasters, Inc.)

                          Board Committees and Meetings

The Board of Directors met 6 times during Fiscal Year 2002. Each of PlanGraphics' directors attended (either in person or by telephone) at least 75% of the aggregate number of meetings of the Board of Directors held during fiscal year 2002. During fiscal year 2002 the Board had two committees, an audit committee and a compensation committee.

Compensation Committee. The Compensation Committee administers PlanGraphics' executive compensation program. It reviews, recommends and makes recommendations to the Board of Directors as to the amount and form of executive officer compensation and also administers PlanGraphics' stock option plans. The Compensation Committee is comprised of Messrs. O'Mara (its Chairperson), Strang and Murray. None of these directors have ever served as an officer of PlanGraphics or its subsidiaries. Further, no interlocking relationship exists between members of the Compensation Committee and the Board of Directors or the compensation committee of any other company, nor has such interlocking relationship existed in the past. The committee met twice during the fiscal year 2002.

Audit Committee. The audit committee of the Board of Directors reports to the board regarding the appointment of PLANGRAPHICS's independent public accountants, the scope and results of its annual audits, compliance with accounting and financial policies and management's procedures and policies relative to the adequacy of internal accounting controls. During fiscal 2002, the audit committee consisted of Messrs. Strang (its Chairperson), Murray and O'Mara. On January 15, 2002 the Board of Directors adopted a written Audit Committee Charter that, on March 21, 2003, was amended and restated. A copy of the Amended and Restated Audit Committee Charter is included as Appendix A and is also available on the investors' page of our website at www.PlanGraphics.com. The Audit Committee's members have never been executives or employees of PlanGraphics or its subsidiary. Each member meets the independence rules as established by Rule 121(A) of the American Stock Exchange ("AMEX") listing standards and the Audit Committee meets the requirements of Rule 121(B) for Audit Committees of the AMEX listing standards. During Fiscal Year 2002, the audit committee formally met two times.

We are providing the following Audit Committee Report in accordance with the rules and regulations of the SEC. According to those rules and regulations, this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, subject to Regulation 14A or 14C promulgated by the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

The following is the report of our Audit Committee with respect to our audited financial statements for the fiscal year ended September 30, 2002, included in our Annual Report on Form 10-KSB for that year, as well as our unaudited quarterly financial statements for fiscal 2002.

Notwithstanding anything to the contrary set forth in any of PlanGraphics' previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, that might incorporate future filings, including this proxy statement, in whole or in part, the following Report of the Audit Committee and the Board Compensation Committee Report shall not be deemed to be incorporated by reference into any such filings and shall not otherwise be deemed to be filed under such Acts.

                          REPORT OF THE AUDIT COMMITTEE

PlanGraphics' management is responsible for the internal controls and financial reporting process for PlanGraphics, Inc. The independent accountants for PlanGraphics are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards and to issue a report on those financial statements. The Audit Committee's responsibility is to monitor and oversee these processes. In connection with its responsibilities under its charter, the Audit Committee:

     o Reviewed and discussed the audited financial statements of PlanGraphics for fiscal year 2002 with management.

     o Discussed with PlanGraphics' independent auditors those matters required to be discussed by AICPA Statement on Auditing Standards No. 61 (required communication by external auditors with audit committees). Our discussions with the independent auditors included, among other things, discussions relating to the auditor's responsibility under generally accepted auditing standards, the processes used by our management in formulating accounting estimates, significant adjustments made during the audit, any disagreements with our management and any difficulties encountered by the independent auditors in performing the audit.

     o We have also received and reviewed written disclosures from the independent auditors relating to any and all relationships between them and PlanGraphics, and we discussed with the auditors any relationship that might affect the objectivity or independence of the independent auditors as required by Independence Standards Board Standard 1. Based on those discussions, we are not aware of any relationship between the independent auditors and PlanGraphics that affects the objectivity or independence of the independent auditors.

     o Recommended, based on the discussions and review noted above, to the Board of Directors that the audited financial statements for fiscal year 2002 be included in PlanGraphics' Annual Report on Form 10-KSB for filing with the SEC.

     o Recommended, based upon responses to our request for proposals sent to a number of qualified accounting firms and upon other factors, that Grant Thornton LLP be retained for the audit of PlanGraphics' financial statements for fiscal year 2002 and for the review of quarterly reports for the periods beginning with the quarter ended March 31, 2002.

This report is submitted by the members of the audit committee.

                          William S. Strang (Chairman)
                          Gary S. Murray
                          Raymund E. O'Mara

                       BOARD COMPENSATION COMMITTEE REPORT

The Compensation Committee (the "Committee") of the Board of Directors administers PlanGraphics' executive compensation program. The Committee reviews, recommends and approves changes to PlanGraphics' compensation policies and programs, makes recommendations to the Board of Directors as to the amount and form of executive officer compensation, and also administers PlanGraphics' stock option plans.

General Compensation Philosophy. PlanGraphics' compensation programs are designed to align compensation with PlanGraphics' performance and increases in shareholder value as measured by the PlanGraphics' stock price and to enable PlanGraphics to attract, retain and reward executives and employees needed to accomplish its goals. The Committee believes that executive pay should be linked to PlanGraphics' overall performance. Accordingly, PlanGraphics provides an executive compensation program that includes base pay, long-term incentive opportunities through the use of stock options and, in some cases, at-risk incentive cash bonuses.

Base Salary. Base salary is designed primarily to be competitive with base salary levels in effect at information services and technology companies that are of comparable size to PlanGraphics and with which PlanGraphics competes for executive personnel. Fiscal year 2002 salaries for executive officers were determined on an individual basis by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as salaries for similar positions at comparable companies.

Cash Performance Awards. Cash performance awards, such as at-risk incentive bonuses, are tied to the achievement of performance goals, financial or otherwise, established by the Committee. In establishing fiscal year 2002 performance goals for at-risk bonuses, the Committee considered several factors including the position held by the executives, total compensation paid by comparable companies to similarly situated executives, the performance potential of the executive, and the desired growth and success of the PlanGraphics. Such targets are intended to encourage the achievement of PlanGraphics' financial and operational performance measures.

Stock Options. In order to link the interests of PlanGraphics' shareholders with senior management and other employees, PlanGraphics maintains stock option plans. PlanGraphics believes that the practice of granting stock options is essential to retaining and recruiting the key talent necessary at all employee levels to ensure its success.

The number of shares subject to stock option grants is within the discretion of the Committee. In determining the size of stock option grants, the Committee considers the recipient's responsibilities, their expected future contribution to PlanGraphics' performance and the number of shares that continue to be subject to vesting under outstanding options. For FY 2002, options were granted to the executive officers as described in the summaries of their employment agreements. Stock options typically have been granted to executive officers when the executive first joins PlanGraphics. At the discretion of the Committee, executive officers may also be granted stock options to provide greater incentives to continue their employment with PlanGraphics while striving to increase the value of PlanGraphics common stock. In the aggregate, PlanGraphics' Named Executive Officers received options at the renewal of their employment agreements to purchase a total of 3,261,258 shares, or 62% of the total options granted to employees for 2002. The stock options generally are exercisable over a five-year period and are granted at a price equal to the fair market value of PlanGraphics' common stock on the date of grant.

Compensation for the Chief Executive Officer. Mr. Antenucci's base salary and long-term incentive awardsfor fiscal year 2002 were determined by the Committee in accordance with the principles outlined above. The committee believes that the employment agreement terms are also consistent with norms for similar companies of comparable size in the industry. Mr. Antenucci has a large personal stake in PlanGraphics through his ownership of 6,045,102 shares of common stock. He also has options to acquire additional shares of Common Stock. With this sizeable ownership position, a very substandial percentage of Mr. Antenucci's personal net worth is tied directly to the PlanGraphics' performance.

Internal Revenue Code Section 162(m) Limitation. Under Section 162(m) of the Code, federal income tax deductions of publicly traded companies may be limited to the extent total compensation (including base salary, annual bonus, restricted stock awards, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1 million in any one year. The Committee intends to design the Company's compensation programs so that the total compensation paid to any employee will not exceed $1 million in any one year.


Compensation Committee

Raymund E. O'Mara
Gary S. Murray
William S. Strang


Section 16(a) Beneficial Ownership Reporting Compliance

Based primarily upon a review of Forms 3, 4 and 5 and written representations submitted to PlanGraphics during and with respect to its most recent fiscal year, we believe that all directors, officers and any beneficial owner of more than 10 percent of PlanGraphics' registered shares are in compliance with
Section 16(a) of the Exchange Act with the exception of John C. Antenucci, and one former director, Jeanne M. Anderson, each of whom did not timely file a Form 4 for one transaction.

                             Executive Compensation

Summary Compensation Table

The following table sets forth the compensation paid and accrued by PlanGraphics for services rendered during the fiscal years ended September 30, 2002, September 30, 2001 and September 30, 2000 to our Chief Executive Officer and certain other executive officers, whose salaries exceeded $100,000 for services rendered (the "Named Executive Officers").

                                  Annual Compensation           Long Term Compensation
                                  -------------------           ----------------------
                                                                   Awards       Payouts
                                                                   ------       -------
                                                 Other Annual     Options/       LTIP
     Name and                            Bonus   Compensation   SARs granted    Payouts   All Other
Principal Position   Year   Salary ($)    ($)         ($)            (#)          ($)        ($)
------------------   ----   ----------    ---         ---            ---          ---        ---

John C. Antenucci,   2002    $175,181      -           -         1,941,258(2)      -          -
Vice Chairman,       2001    $157,499      -           -              -            -          -
President and CEO    2000    $138,219      -           -              -            -          -

J. Gary Reed,        2002    $124,211      -                     1,320,000(2)      -          -
Chief Operating      2001    $103,499   $8,000         -              -            -          -
Officer of  PGI-MD   2000    $96,104    $8,000         -              -            -          -

----------
(1)  The quantities of stock options granted during FY 2002 to Mr. Antenucci and to Mr. Reed, pursuant to their Employment Agreements in exchange for relinquishing certain anti-dilution rights relative to stock option entitlements contained in their prior employment agreements, which had been held in abeyance since June 30, 1998.

                                       8

We do not have a long term incentive plan or a defined benefit or actuarial form of pension plan.

Option/SAR Grants in Last Fiscal Year

The following table sets forth the stock option grants made to the Named
Executive Officers during fiscal year 2002.

                    Number of securities     Percent of total
                         underlying        options/SARs granted
                    options/SARs granted     to employees in      Exercise or base
      Name                   (#)               fiscal year         Price ($/Share)    Expiration Date
      ----                   ---               -----------         ---------------    ---------------

John C. Antenucci,
President and CEO         1,941,258                37%                  $0.07         April 30, 2007


J. Gary Reed,
Chief Operating
Officer of PGI-MD         1,320,000                25%                  $0.03        December 31, 2006


Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values


                                                                    Number of Securities
                                                                         Underlying        Value of Unexercised
                                                                         Unexercised           In-the-Money
                                                                       Options/SARs at        Options/SARs at
                                                                         FY-End (#)             FY-End ($)
                          Shares Acquired on                            Exercisable/           Exercisable/
      Name                   Exercise (#)      Value Realized ($)       Unexercisable          Unexercisable
      ----                   ------------      ------------------       -------------          -------------

John C. Antenucci,                 -                   -               1,943,719/ 0(1)               -
President and CEO

J. Gary Reed, Director
and Chief Operating
Officer of PlanGraphics            -                   -               1,322,156/0(2)                -

----------
(1)  In accordance with his employment agreement dated May 1, 2002, Mr.
     Antenucci received fully vested stock options to purchase 1,941,258 shares of our common stock at an exercise price of $0.07 on May 1, 2002. Mr.
     Antenucci also has another 2,461 options that were previously granted during his employment. As noted below under Employment Agreements, Mr.
     Antenucci is entitled to future grants of stock options annually and if certain performance goals are met.

                                       9

(2) In accordance with his employment agreement dated January 1, 2002, Mr. Reed received fully vested options to purchase 1,320,000 shares of our common stock at an exercise price of $0.03 per share. Mr. Reed also has 2,156 options that were previously granted during his employment.

                      EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of September 30, 2002, with respect to compensation plans under which shares of PlanGraphics' common stock may be issued.

                                    (a)                            (b)                           (c)
Plan Category              Number of securities to be   Weighted average exercise      Number of securities
                           issued upon exercise of      price price of outstanding     remaining available for
                           outstanding options,         options, warrants and rights.  future issuance under
                           warrants and rights.                                        equity compensation plans
                                                                                       (excluding securities re-
                                                                                       reflected in column (a)).

Equity Compensation plan
  approved by security
  holders.                       6,262,920                        $0.07                       4,565,194

Equity Compensation plans
  not approved by security
  holders                        5,596,331                        $0.20                            --
                                 ---------                        -----                       ---------
Total                           11,858,251                        $0.14                       4,565,194
                                ==========                        =====                       =========

Following are the features of the equity compensation plans not approved by shareholders:

The total of 5,596,331 outstanding represents warrants issued as follows:

     Advisory Services. Warrants were issued in fiscal 2002 to acquire a total of 3,857,212 shares of common stock in exchange for advisory services related to our shareholder rights offering. A total of 973,166 warrants were issued from fiscal 1999 through 2001 for advisory and consulting services.

     Private Offerings. Warrants were issued during fiscal years 2000 through 2001 to acquire 765,953 shares of common stock pursuant to the terms of private offerings completed during those fiscal years.


Employment Contracts and Termination of Employment and Change-in-Control Agreements.

Mr. Antenucci.

We entered into a three-year employment agreement with John C. Antenucci, effective May 1, 2002 to continue his employment as President and CEO of PlanGraphics. The agreement set Mr. Antenucci's base salary at $157,000 per year with provisions for certain incentive bonuses consisting of an amount equal to 1.5% of amount by which revenues exceed targeted revenues, an amount equal to 10% of the amount by which net income exceeds zero, an additional general performance bonus paid in either cash or stock options that may not exceed 15% of salary for the year for the former and may not exceed 0.5% of outstanding shares if paid in options and a stock appreciation award in stock options to acquire 0.5% of outstanding shares on the first occasion that the closing price of PlanGraphics remains at or above 25 cents per share for 30 consecutive days, 1% of outstanding shares upon first occasion that the closing price remains at or above 50 cents for 30 days and 2% of outstanding shares on the first occasion that PlanGraphics is listed on NASDAQ, AMEX or NYSE . Compensation may be increased or decreased from time to time by the board of directors but may not be reduced by more that 10%. In exchange for relinquishing his entitlement to anti-dilution stock options for the period subsequent to June 30, 1998 contained in his prior employment agreement that had not been granted and for which the issue of such options had been held in abeyance, Mr. Antenucci also received a one time grant of options equal to 2% of the outstanding shares on the date of his agreement to acquire shares of common stock at an exercise fee of seven cents, an entitlement to further grants of options on each anniversary of the agreement equal to 1% of the outstanding shares to be immediately fully vested and priced at the closing price on such anniversary date and the right upon termination of the agreement to two computers with related peripheral and communications devices not to exceed $10,000. The agreement provides for continuation of compensation upon termination for convenience of the company, for resignation upon change of control or non-renewal at an amount equal to one month of compensation for each year of service to the corporation; upon resignation of the executive or upon death or disability equal to three months compensation. Mr. Antenucci is also entitled to life insurance in the amount of $1,000,000 plus $250,000 AD&D paid by the company, automobile allowance of $450 per month and reimbursement of expenses and fees incidental to his position. In addition, as compensation for his guarantee of company debt, he is to receive at the end of each fiscal year compensation equal to 5% of the weighted average of the amount of debt that was personally guaranteed by him, paid in the form of cash or stock options and if paid in options they will be priced at the closing price of PlanGraphics at the day prior to grant.

Mr. Beisser.

We entered into a new one-year employment agreement with Frederick G. Beisser, effective January 1, 2002 to continue his employment as Senior Vice President--Finance of PlanGraphics, which has been extended through December 31, 2003. The agreement set Mr. Beisser's base salary at $66,000 per year with provisions for bonuses up to 20% of base salary if certain goals are achieved. Compensation may be increased or decreased from time to time by the board of directors but may not be reduced by more that 10%. In exchange for relinquishing his entitlement to anti-dilution stock options for the period subsequent to June 30, 1998 contained in his prior employment agreement that had not been granted and for which the issue of any such options had been held in abeyance, Mr. Beisser received a one time grant of options to acquire 880,000 shares of common stock at an exercise fee equal to the closing price of three cents per share on January 1, 2002 or the most recent closing price preceding that date. The agreement provides for continuation of compensation upon termination for convenience of the company, for resignation upon change of control or non-renewal at an amount equal to one month of compensation for each year of service to the corporation; upon resignation of the executive or upon death or disability equal to three months compensation. Mr. Beisser is also entitled to life insurance in the amount of $150,000 plus $100,000 AD&D paid by the company, automobile allowance of $225 per month and reimbursement of expenses and fees incidental to his position

Mr. Reed.

We entered into a one-year employment agreement with J. Gary Reed, effective January 1, 2002 to continue his employment as Senior Vice President--Chief Operating Officer of PGI-MD, which has been extended through December 31, 2003. The agreement set Mr. Reed's base salary at $125,000 per year with provisions for bonuses up to 40% of base salary if certain goals are achieved. Compensation may be increased or decreased from time to time by the board of directors but may not be reduced by more that 10%. In exchange for relinquishing his entitlement to anti-dilution stock options for the period subsequent to June 30, 1998 contained in his prior employment agreement that had not been granted and for which the issue of any such options had been held in abeyance, Mr. Reed received a one time grant of options to acquire 1,220,000 shares of common stock at an exercise fee equal to the closing price of three cents per share on January 1, 2002 or the most recent closing price preceding that date. The agreement provides for continuation of compensation upon termination for convenience of the company for 12 months, upon resignation of the executive or absence of renewal or extension by the company for six months, and upon death or disability for three months. Mr. Reed is also entitled to life insurance in the amount of $250,000 plus $100,000 AD&D paid by the company, automobile allowance of $250 per month and reimbursement of expenses and fees incidental to his position.

Director Compensation

Our directors who are employees of PlanGraphics or its subsidiaries do not receive any compensation for their services as directors. Through April 1, 2002, non-employee directors received cash compensation for board and committee meetings in addition to options to purchase common stock granted upon election to the board. Effective May 1, 2002, non-employee directors no longer receive cash payments for director or committee fees; rather, they are entitled to standardized stock option grants on the first day of a directorship year which begins on the date of election to the board. It is pro-rated for a new director appointed after a board year has begun. Directors receive a grant of 200,000 options to purchase common stock at an exercise price equal to the closing price on the date of appointment; if the director becomes a board committee chairman the option is increased by 50%, and if the director is elected as chairman of the board, the options are increased by 100%.

One former non-employee director, Ms. Jeanne M. Anderson, was compensated at a rate of $850 per month pursuant to a previous agreement. During fiscal year 2002, Ms. Anderson received $10,200 in fees and expenses for her services as a director during the fiscal year. Her board service ended on April 30, 2002.

Effective July 1, 2001, we entered into an Agreement for Services with Mr. Murray for his services as Chairman of the Board. The agreement expires June 30, 2003 and provides for annual base compensation of $50,000, payable monthly in shares of our common stock valued at the average price for the five business days preceding the date of the agreement ($0.11). The agreement also provides Mr. Murray with options to purchase 175,000 shares of our common stock per annum at an exercise price of $0.11 per share, vesting in quarterly installments and exercisable for three years from the date of the agreement. The agreement was modified effective May 1, 2002 to prospectively terminate the base compensation and harmonize the agreement with the standard fees for non-employee directors. During fiscal year 2002, Mr. Murray received $41,667 in fees for his services as chairman and director that were paid in the form of unregistered common stock.


                INDEPENDENT PUBLIC ACCOUNTANTS AND OTHER MATTERS

Auditors

Our present independent public accountants are Grant Thornton LLP. Previously the firm of BDO Seidman, LLP, Certified Public Accountants, audited the financial statements of PlanGraphics for the periods ended September 30, 2000 and 2001. Effective March 15, 2002 we released them as our auditors and on March 26, 2002 engaged Grant Thornton LLP to serve as our independent auditors for the current fiscal year. Grant Thornton LLP will also provide such other services as may be necessary during their engagement. We expect a representative of Grant Thornton LLP to be present at the annual meeting at which time they will have the opportunity to make a statement if they so desire and will respond to appropriate questions. We do not expect BDO Seidman, LLP to be present.

                Fees paid to our principal independent auditors.

The following table sets forth the categories of fees paid to our principal accountants during fiscal years 2001 and 2002.

                                  FY 2002                    FY 2001
                                  -------                    -------

Audit Fees                        $66,263 (1)               $107,286

Audit-Related Fees                   -0-                      45,972

Taxes                                -0-                        -0-

All Other Fees                     7,2962                       -0-
                                  -------                   --------

Total Fees Paid                   $73,559                   $153,258


     1. $10,018 of the FY 2002 amount for audit fees was payable to BDO Seidman, LLP and the balance to Grant Thornton LLP. All of the FY 2001 amounts were incurred for services provided by BDO Seidman, LLP.
     2. Approximately $4,721 of All Other Fees for FY 2002 was paid to BDO Seidman, LLP.

Audit Fees. These are the aggregate fees billed for each of the last two fiscal years for professional services rendered by our principal accountant for the audit of our annual financial statements and review of financial statements included in our Forms 10-QSB or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for these fiscal years.

Audit-Related Fees. These are the aggregate fees billed in each of the last two fiscal years for assurance and related services by our principal accountant that are reasonably related to the performance of the audit or review of the registrant's financial statements and are not reported under audit fee, above. The amount for FY 2001 represents fees for accounting work in support of our shareholder rights registration statement paid to BDO Seidman, LLP.

Tax Fees. The aggregate fees billed in each of the last two fiscal years for professional services rendered by our principal accountant for tax compliance, tax advice, and tax planning. Our principal accountants did not provide services in this category.

All Other Fees. The aggregate fees billed in each of the last two fiscal years for products and services provided by the principal accountant, other than the services reported in paragraphs in the above categories. The amount for FY 2002 includes $2,575 paid to Grant Thornton LLP for accounting analyses and advice related to stock option program and certain draft business agreements and $4,721 paid to BDO Seidman, LLP for accounting advice related to potential business transactions.

Change in Independent Certifying Accountants

On March 11, 2002, PlanGraphics, acting on the direction and approval of its Board of Directors, informed BDO Seidman, LLP that PlanGraphics was releasing it as PlanGraphics' independent certifying accountants effective March 15, 2002 and selecting another firm for those services. The reports of BDO Seidman, LLP on PlanGraphics' financial statements for the fiscal years ended September 30, 2000 and 2001 contained no adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles, except that the report for September 30, 2000 stated:

     "The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company's significant operating losses and working capital deficiency raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

The decision by PlanGraphics to change accountants was recommended by its Audit Committee and made pursuant to the authority granted by its Board of Directors. Through March 11, 2002 there were no disagreements between PlanGraphics and BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of BDO Seidman, LLP, would have caused them to make reference to the subject matter of the disagreement in connection with their report.

BDO Seidman, LLP did not advise PlanGraphics that: (1) internal controls necessary to develop reliable financial statements did not exist; nor (2) that information has come to their attention which made them unwilling to rely upon management's representations, or made them unwilling to be associated with the financial statements prepared by management; nor (3) that the scope of the audit should be expanded significantly, or information has come to their attention that they have concluded will, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal year ended September 30, 2002.

PlanGraphics engaged Grant Thornton LLP effective March 26, 2002, as its independent certifying accountants. During the two fiscal years and the subsequent interim period through that date PlanGraphics did not consult Grant Thornton LLP regarding the application of accounting principles to any specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on PlanGraphics' financial statements, and no written or oral advice from Grant Thornton LLP was provided to or considered by PlanGraphics in reaching a decision as to any accounting, auditing or financial reporting issue. There were no matters that were either the subject of a disagreement or a reportable event as contemplated in Regulation S-B, Item 304(a)(1)(iv) and the views of Grant Thornton LLP on any issues were neither requested nor received.

BDO Seidman, LLP has provided a comment letter regarding the above and we filed this with the SEC on Form 8-K dated March 11, 2002. Grant Thornton LLP was given the opportunity to provide a comment letter.

Forward Looking Statements

This proxy statement contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe," "anticipate," "expect," "estimate," intent" and similar expressions identify forward-looking statements. Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from PLANGRAPHICS' current expectations include but are not limited to those factors set forth in PlanGraphics' Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002, and PlanGraphics' Quarterly Report on Form 10-QSB for the period ended December 31, 2002, as well as PlanGraphics' 2002 Annual Report to Shareholders. The latter is being sent to shareholders with this Proxy Statement.

Other Matters

PlanGraphics knows of no other business that will be presented for consideration at the Annual Meeting other than that described above. However, if any other business should come before the Annual Meeting, it is the intention of the persons named in the enclosed Form of Proxy to vote the proxies in respect of any such business in accordance with their best judgment.

Shareholder Proposals

Proposals by PlanGraphics' shareholders to be presented at the 2004 Annual Meeting must be received by our Board of Directors no later than January 31, 2004 to be considered for inclusion in the PlanGraphics proxy statement and proxy for that meeting.


                                           BY ORDER OF THE BOARD OF DIRECTORS



                                           By: /S/ Fred Beisser
                                           ---------------------------------
                                           Frederick G. Beisser, Secretary
Parker, Colorado
April 1, 2003

Appendix A

                               PLANGRAPHICS, INC.

                              AMENDED AND RESTATED
                             AUDIT COMMITTEE CHARTER
                           (Adopted on March 21, 2003)

Organization

By resolution of the Board of Directors of PlanGraphics, Inc. ("PGI") a permanent committee of the Board of Directors known as the Audit Committee (the "Committee") is established. The Committee shall be composed of three or more directors, each of whom must be independent of the management of the Company. A member of the Committee shall be deemed independent if he or she is not, and has not been, an officer or employee of the Company or any of its subsidiaries, and is free of any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a member of the Committee. The members of the Committee shall be appointed by the Board of Directors and shall serve until the earlier to occur of the date on which he or she shall be replaced by the Board of Directors resigns from the Committee or resigns from the Board of Directors.

Each member of the Committee shall have practical knowledge of financial and accounting matters and be able to read and understand fundamental financial statements at the time of his or her respective appointment to the Committee. At least one member of the Committee must have significant accounting or related financial management proficiency achieved through previous work assignments in those fields or through experience gained in applying accounting policies as a chief financial officer or supervising senior officers in such positions.

Statement of Policy

The Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders and the investment community relating to corporate disclosure processes, financial accounting policies, the reporting practices of the Company and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the Company.

Responsibilities

In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, to best react to changing conditions and to ensure to the Board of Directors and shareholders that the corporate accounting and reporting practices and related disclosure processes of the Company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Committee will:

1. Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

2. Communicate to the independent auditors that such auditors are ultimately accountable to the Board of Directors and the Committee, as the representatives of the shareholders, but shall report to the Committee, who together with the Board of Directors shall have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate the services of such independent auditors.

3. Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present.

4. Submit the minutes of all meetings of the audit committee to, and discuss the matters addressed at each committee meeting with, the board of directors.

5. Review with the independent auditors and financial management of the Company the scope of the proposed audit and timely quarterly reviews for the current year and of non-audit services requested and the procedures to be utilized.

6. Ensure receipt from the Company's outside auditors of a representation of their independence from the Company and dislosing relationships or services that may affect objectivity or independence. The Committee will disuss any independence issues and take appropriate action to ensure the continued independence of the auditors.

7. Review with the auditors and management the Company's policies and procedures with respect to internal control reviews, accounting and financial control procedures and related disclosure controls.

8. Review periodic reports to shareholders and the financial statements contained in the quarterly and annual reports to shareholders with management and the independent auditors to determine that management and the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders.

9.   Review and approve any changes in accounting or audit principles.

10. Approve any non-audit services for which the independent auditors may be retained.


Responsibilities of the Committee in addition to financial reporting and disclosure processes will be to:

1. Adopt and implement procedures to address the receipt, retention and confidential treatment of complaints from the Company's employees relating to auditing, accounting, and other financial matters and protect such "whistle blowers" from retaliation.

2. Periodically review with management actions taken in compliance with any code of ethics or conduct for the Company established by the Board of Directors. The Committee may direct the Company to take remedial, disciplinary or other measures against executive officers and directors who have violated the code and to promptly make appropriate public disclosure of any waiver, or any change in, the code applicable to executive officers and directors.

3. Investigate any matter brought to its attention within the scope of its duties, with the authority and budget to retain outside counsel for this purpose if, in its judgment, that is appropriate.

4. Periodically review the rules promulgated by the Securities and Exchange Commission relating to the qualifications, activities, responsibilities and duties of audit committees and shall take, or recommend that the Board of Directors take, appropriate action to comply with such rules.

                                SAMPLE PROXY for
                               PLANGRAPHICS, INC.


(Logo) PLANGRAPHICS, INC.                   VOTE BY MAIL
112 East Main Street                        Mark, sign, and date your proxy card
Frankfort, KY 40601                         and return it in the postage-paid
                                            envelope we have provided or return
                                            it to PlanGraphics, Inc., c/o ADP,
                                            51 Mercedes Way, Edgewood, NY 11717


TO VOTE, MARK BLOCKS BELOW IN BLUE         KEEP THIS PORTION FOR YOUR RECORDS.
OR BLACK INK AS FOLLOWS:
                                           DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
--------------------------------------------------------------------------------

PLANGRAPHICS, INC.

1.   ELECTION OF DIRECTORS:
                                       To withhold authority to vote, mark
          For    Withhold   For All    "For All Except" and write the nominee's
          All      All      Except     number on the line below
          [  ]    [   ]     [   ]
                                       -----------------------------------------

     01)  John C. Antenucci
     02)  Gary S. Murray
     03)  Raymund E. O'Mara
     04)  William S. Strang

2. The Proxy is authorized to vote in their discretion upon such other business as may properly come before the meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. This Proxy, when properly executed, will be voted in accordance with the specifications indicated by the stockholder. If no indication is made, it will be voted FOR the election of the nominees for directors listed above and in the discretion of the Proxy upon such other matters as may properly come before the meeting.

                                                      Yes      No
Please indicate if you plan to attend the meeting     [  ]    [  ]


(Signature(s) should correspond exactly
with the name in which your Certificate
is issued as shown hereon. Executors,
conservators, trustees, etc., should so
indicate when signing. Return in the
enclosed envelope.)

------------------------------------------  -----------------------------------
|                                           |
|                                           |
--------------------------------|---------| |--------------------------|-------|
Signature [Please sign within box]  Date     Signature [Joint Owners]    Date

--------------------------------------------------------------------------------

                               PLANGRAPHICS, INC.
                              112 East Main Street
                               Frankfort, KY 40601

The undersigned acknowledges receipt of the Notice and Proxy Statement dated April 1, 2003, and hereby appoints Gary S. Murray and John C. Antenucci of PlanGraphics, Inc. ("PlanGraphics") with full power of substitution to represent the undersigned and to vote all shares of the common stock of PlanGraphics which the undersigned is entitled to vote, as indicated on this Proxy at the Meeting of Shareholders of PlanGraphics to be held on April 29, 2003 at the executive office of PlanGraphics located at 112 East Main Street, Frankfort, Kentucky and any postponement or adjournment thereof.